SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 2001


                               GENERAL MILLS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                  1-1185                  41-0274440
   -----------------------       -----------           -------------------
   (State of Incorporation)      (Commission             (IRS Employer
                                 File Number)          Identification No.)


Number One General Mills Boulevard
    Minneapolis, Minnesota                                    55426
        (Mail:  P.O. Box 1113)                           (Mail:  55440)
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(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:  (763) 764-7600


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ITEM 2.   ACQUISITION OR DISPOSITION OF  ASSETS.

       On October 31, 2001, General Mills, Inc. (the "Company") issued a press release announcing that it had completed the acquisition from Diageo plc ("Diageo") of Diageo's worldwide Pillsbury operations. The acquisition was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 16, 2000, by and among the Company, General Mills North American Businesses, Inc. ("Merger Sub"), Diageo and The Pillsbury Company ("Pillsbury"), as amended by First Amendment thereto, dated as of April 12, 2001, and as further amended by Second Amendment thereto (the "Second Amendment"), dated as of October 31, 2001. Pursuant to the terms of the Merger Agreement, on October 31, 2001, (a) Merger Sub was merged with and into Pillsbury (the "Merger"), upon which Pillsbury became a wholly owned subsidiary of the Company, (b) Gramet Holdings Corp., a wholly owned subsidiary of Diageo ("Gramet"), received merger consideration of 134 million shares of Common Stock, par value $0.10 per share, of the Company ("Common Stock") and $2,785,357,769 of cash and (c) certain subsidiaries of the Company purchased certain Pillsbury-related entities from subsidiaries of Diageo for an aggregate cash purchase price of $810,327,004. In addition, the Pillsbury companies retained $234,315,227 of debt as of the closing. A copy of the Company's October 31, 2001 press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein. A copy of the Second Amendment is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 5.   OTHER EVENTS.

      On October 31, 2001, prior to the effective time of the Merger, the Company amended its Restated Certificate of Incorporation to eliminate Article V thereof. A copy of the Certificate of Amendment to the Restated Certificate of Incorporation of the Company effecting such amendment is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

      As contemplated by the Merger Agreement, at the effective time of the Merger, the Company, Diageo and Gramet entered into a Stockholders Agreement (the "Stockholders Agreement"). A copy of the Stockholders Agreement is filed as
Exhibit 10.2 hereto and is incorporated by reference herein.

      In accordance with the terms of the Merger Agreement, effective as of the closing of the transactions, Paul S. Walsh, Group Chief Executive of Diageo, and John M.J. Keenan, Chief Executive Officer of Grand Cru Consulting, Ltd., were elected to the Board of Directors of the Company.

      On November 1, 2001, Gramet notified the Company of its irrevocable election to exercise Gramet's right under the Stockholders Agreement to require the Company to purchase from Gramet 55 million shares of Common Stock at a price of $42.14 per share. The closing of such transaction is expected to occur on November 5, 2001. A copy of the Company's November 1, 2001 press release announcing Gramet's exercise of such right is filed as Exhibit 99.2 hereto and is incorporated by reference herein.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)   Financial Statements of Businesses Acquired.
          -------------------------------------------

          The Company will file the audited financial statements required by
Item 7(a) as promptly as practicable, but in any event prior to January 14, 2001.

    (b)   Pro Forma Financial Information.
          -------------------------------

          The Company will file the pro forma financial information required by Item 7(b) as promptly as practicable, but in any event prior to January 14, 2001.

    (c)   Exhibits.  The following exhibits are filed as part of this report:
          --------

          3.1 Certificate of Amendment to Restated Certificate of Incorporation, dated October 31, 2001

          10.1 Second Amendment, dated as of October 31, 2001, to Agreement and Plan of Merger, dated as of July 16, 2000, by and among General Mills, Inc., General Mills North American Businesses, Inc., Diageo plc and The Pillsbury Company.

          10.2 Stockholders Agreement, dated as of October 31, 2001, by and among General Mills, Inc., Diageo plc and Gramet Holdings Corp.

          99.1      Press release of General Mills, Inc. dated October 31, 2001.

          99.2      Press release of General Mills, Inc. dated November 1, 2001.


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                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 2, 2001

                                       GENERAL MILLS , INC.


                                       By:  /s/ Siri S. Marshall
                                           ----------------------------------
                                           Name:   Siri S. Marshall
                                           Title:  Senior Vice President,
                                                   General Counsel


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                                  EXHIBIT INDEX

Exhibit
Number                        Description
-------                       -----------


   3.1 Certificate of Amendment to Certificate of Incorporation, dated October 31, 2001

  10.1 Second Amendment, dated as of October 31, 2001, to Agreement and Plan of Merger, dated as of July 16, 2000, by and among General Mills, Inc., General Mills North American Businesses, Inc., Diageo plc and The Pillsbury Company

  10.2 Stockholders Agreement, dated as of October 31, 2001, by and among General Mills, Inc., Diageo plc and Gramet Holdings Corp.

  99.1          Press release of General Mills, Inc. dated October 31, 2001

  99.2          Press release of General Mills, Inc. dated November 1, 2001